[EXHIBIT 5(a)-1
                      OPINION OF LESTER H. LOBLE, II, ESQ.,
                  GENERAL COUNSEL TO MDU RESOURCES GROUP, INC.]

                    [LETTERHEAD OF MDU RESOURCES GROUP, INC.]


                                December 17, 2003



MDU Resources Group, Inc.
Schuchart Building
918 East Divide Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650

Ladies and Gentlemen:

     I am Executive Vice President, General Counsel and Secretary of MDU Resources Group, Inc., a Delaware corporation (the "Company"). I refer to my opinion, dated June 13, 2003 (the "June 13 Opinion"), addressed to the Company with respect to $500,000,000 in aggregate amount of (i) debt securities and (ii) common stock, par value $1.00 per share, together with the preference share purchase rights attached thereto, registered under the Securities Act of 1933, as amended (the "Securities Act"), on the Registration Statement on Form S-3 (Registration No. 333-104150), as heretofore amended, which became effective on September 26, 2003 (the "Registration Statement"). This opinion is supplemental to the June 13 Opinion.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) the prospectus, dated September 26, 2003, forming a part of the Registration Statement, as supplemented by a prospectus supplement, dated December 16, 2003, relating to $30.0 million aggregate principal amount of the Company's 5.98% Senior Notes due 2033 (the "Senior Notes"), (iii) the orders of the Federal Energy Regulatory Commission, dated November 1, 2002, the Montana Public Service Commission, dated November 19, 2002, and the Public Service Commission of Wyoming, dated November 14, 2002 (collectively, the "Orders"),
(iv) the Indenture, dated as of December 15, 2003 (the "Indenture"), between the Company and The Bank of New York, as Trustee, (v) the form of Officer's Certificate, to be dated as of December 23, 2003 and (vi) such other instruments, certificates, records and documents, and such matters of law, as I have considered necessary or appropriate for the purposes hereof.

     Based on the foregoing, subject to the limitations and qualifications contained in this opinion, and provided the Orders remain in full force and effect and have not been amended, rescinded or repealed, I am of the opinion that:


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     1.   The Company is a corporation validly organized and existing under the laws of the State of Delaware.

     2. When the Senior Notes shall have been issued, delivered and authenticated in accordance with the terms and provisions of the Indenture, the Senior Notes will be legally issued and valid and binding obligations of the Company.

     Insofar as the opinions expressed herein relate to the law of the State of New York, the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the Delaware laws, or the federal laws of the United States of America, I have relied on the opinion of even date herewith of Thelen Reid & Priest LLP, counsel to the Company, which opinion is to be filed, along with this opinion, as an exhibit to the Company's Current Report on Form 8-K, which will be dated on or about the date hereof.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me therein. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,



                                                /s/ Lester H. Loble, II
                                          --------------------------------------

                                          LESTER H. LOBLE, II
                                          EXECUTIVE VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY